Filed Pursuant to Rule 424(b)(3)
Registration File No.: 333-273508

BLACKROCK PRIVATE INVESTMENTS FUND

Supplement dated June 16, 2025

to the Prospectus of BlackRock Private Investments Fund

dated September 30, 2024, as supplemented to date

This supplement amends certain information in the Prospectus of BlackRock Private Investments Fund (the “Fund”) dated September 30, 2024, as supplemented to date. Unless otherwise indicated, all other information included in the Prospectus that is not inconsistent with the information set forth in this supplement remains unchanged. Capitalized terms not otherwise defined in this supplement have the same meaning as in the Prospectus.

Effective July 1, 2025, the following changes are made to the Prospectus:

Each prospective investor in the Fund will not be required to certify that he or she is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended. All references to “accredited investor” and related investor qualification criteria are hereby deleted in the Prospectus.

Investors should retain this supplement for future reference.

PRO-BPIF-0625SUP